Exhibit 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons is 333 South Grand Avenue, 28th Fl., Los Angeles, CA 90071.

Name of Designated Filer: OCM Crimson Holdings, LLC

Date of Event Requiring Statement: October 1, 2013

Issuer Name and Ticker or Trading Symbol: CXPO

OCM CRIMSON HOLDINGS, LLC

By:	OCM Principal Opportunities Fund IV, L.P.
Its:	Managing Member

By:	OCM Principal Opportunities Fund IV GP, L.P.
Its:	General Partner

By:	OCM Principal Opportunities Fund IV GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Todd Molz
Name:	Todd Molz
Title:	Managing Director

By:	/s/ Martin Boskovich
Name:	Martin Boskovich
Title:	Senior Vice President

OCM PRINCIPAL OPPORTUNITIES FUND IV, L.P.

By:	OCM Principal Opportunities Fund IV GP, L.P.
Its:	General Partner

By:	OCM Principal Opportunities Fund IV GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Todd Molz
Name:	Todd Molz
Title:	Managing Director

By:	/s/ Martin Boskovich
Name:	Martin Boskovich
Title:	Senior Vice President

OCM PRINCIPAL OPPORTUNITIES FUND IV GP, L.P.

By:	OCM Principal Opportunities Fund IV GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Todd Molz
Name:	Todd Molz
Title:	Managing Director

By:	/s/ Martin Boskovich
Name:	Martin Boskovich
Title:	Senior Vice President

OCM PRINCIPAL OPPORTUNITIES FUND IV GP LTD.

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Todd Molz
Name:	Todd Molz
Title:	Managing Director

By:	/s/ Martin Boskovich
Name:	Martin Boskovich
Title:	Senior Vice President